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                                                                 EXHIBIT 10.24

THE SECURITIES REPRESENTED BY THIS INSTRUMENT WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR COMPARABLE STATE LAWS IN RELIANCE ON THE PROVISIONS OF SECTION 3(B), 4(2) OR 4(6) OF THE ACT, AND COMPARABLE STATE LAW PROVISIONS. THESE SECURITIES MAY NOT BE RESOLD, DISTRIBUTED, TRANSFERRED, PLEDGED, CONVEYED OR HYPOTHECATED UNLESS THEY ARE FIRST REGISTERED UNDER APPLICABLE FEDERAL, STATE OR FOREIGN LAWS, OR THE TRANSACTION IS DEMONSTRATED TO BE EXEMPT FROM SUCH REQUIREMENTS TO THE COMPANY'S SATISFACTION.

                           GENERAL CREDIT CORPORATION
                            (a New York corporation)

               NON-NEGOTIABLE UNSECURED CORPORATE PROMISSORY NOTE

                                     $30,000





                                                 February 28, 1997


         FOR VALUE RECEIVED, General Credit Corporation, a New York corporation with offices at 211 East 70th Street, New York, NY 10021 (the "Company"), promises to the pay to the order of S. J. Workman (the "Holder"), having an address located at 3370 North 47th Avenue, Hollywood, FL 33021, the principal sum of $30,000, at the Company's offices, or such other address as the Holder may provide for such purpose, subject to the following terms:

1.   BASIC TERMS:

(a) This Corporate Promissory Note ("Note") shall bear interest at the rate of 18% per annum. Interest only shall accrue and be paid monthly commencing June 1, 1997 and each month thereafter on or before the tenth of the month (the "Monthly Payment"). A late fee equal to 1.5% of the principal amount owing on the Note shall be paid in the event the Monthly Payment is not delivered on or prior to the tenth of the month. All accrued but unpaid interest as well as the principal amount of this Note shall be paid in one installment on December 31, 2001.

(b) This Note is non-negotiable and no transfers or divisions of this Note will be effected by the Company.

2.   COLLATERAL:

     This Note is an unsecured, general obligation of the Company.

3.   PREPAYMENT PRIVILEGE:

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(a)  This Note may not be repaid in whole or in part except as herein specifically provided. This Note may be prepaid in whole, but not in part, provided that the Company pays to the Holder at the time of such prepayment an additional amount (the "Amount") as a prepayment premium in accordance with the following schedule:

      Time of Prepayment                                           Amount of Prepayment Penalty
      ------------------                                           ----------------------------
      On or prior to October 31, 1997                              22 months of accrued interest

      From November 1, 1997 through February 10, 1998              18 months of accrued interest

      From February 11, 1998 through July 31, 1998                 12 months of accrued interest

      From August 1, 1998 through February 10, 1999                6 months of accrued interest

      From February 11, 1999 through December 31, 2000             3 months of accrued interest

      After December 31, 2000                                      No prepayment penalty

     The Company, at its option may pay the Amount by delivering to the Holder the aggregate number of shares of common stock, par value $.001 per share of the Company (the "Shares"), equal to the quotient obtained by dividing (x) the Amount divided by (y) (.66) multiplied by the Share Value, provided, however, the number of Shares to be delivered to pay the Amount shall not exceed 5,000. The term Share Value shall mean the fair market value of one share of the Company's Common Stock (the "Fair Value"). In the event the Company's shares of Common Stock are quoted for trading on Nasdaq or the OTC Electronic Bulletin Board or listed for trading on a stock exchange, Fair Value shall mean the average of the last sale price, as reported on Nasdaq, the OTC Electronic Bulletin Board or similar quotation board, or the closing sale price, as reported on a national securities exchange of the price of the Company's shares of Common Stock for the 30 trading days immediately preceding the date of the calculation.

(b) Neither this Note nor the Shares will be registered with the Securities and Exchange Commission ("SEC") or with any state securities regulatory authorities, but, rather, will be issued in reliance on exemptions from registration requirements provided by such laws, based on:

          (1) The Holder's status as a qualified investor, as that term is hereinafter defined;

          (2) The Holder's intent to hold this Note and the Shares for investment purposes and not with a view to further resale, distribution, transfer, pledge, conveyance or hypothecation without prior registration under applicable state and federal securities laws or a written opinion of legal counsel acceptable to the Company attesting to the fact that the proposed transaction will not violate applicable laws and detailing the factors and legal basis for such opinion; and


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          (3)  The representations by the Company and the Holder (as reflected in the Subscription Agreement pursuant to which this Note was issued) that the Holder shall agree not to sell the Shares for a period of 24 months from the effective date of the Company's Registration Statement and that certificates for the Shares will bear restrictive legends indicating the foregoing, and that the Company's transfer agent will be instructed not to effect transfers of the Shares unless it is informed by the Company that the registered owner has demonstrated to the Company, through affidavits and legal opinions satisfactory to the Company's legal counsel, that the Shares have been appropriately registered with state and federal regulatory authorities, or, that the transaction involved in such transfer meets all criteria for exemption from such requirements.

     For the purposes of this Note, a "qualified investor" is a person that either (a) is an "accredited investor, " as that term is defined in Rule 501 of Regulation D promulgated by the SEC, or (b) is sophisticated in financial affairs, or has relied on the advice of someone sophisticated in financial affairs, has, alone or together with such other person, such knowledge and experience in financial and business matters that the qualified investor is capable of evaluating the merits and risks of the prospective investment in this Note, and is able to bear the economic risks of an investment in this Note.

4.   MISCELLANEOUS PROVISIONS:

4.1  NOTICES:

     Any demand or notice made or given by the Holder in connection herewith shall be made upon or given to the Company by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at its address first set forth above, but mailing or giving or attempting to make or give any demand or notice shall not waive any right, granted hereunder or otherwise, to act without demand or notice.

4.2  WAIVERS AND CONSENTS:

     The Company and any guarantor, surety or endorser, and all others who are, or who may become, liable for the payment hereof:

          (a) Severally waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all of the notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note;

          (b) Expressly consent to all extensions of time, renewals, postponements of time of payment of this Note or other modifications hereof, from time to time, prior to or after the day that they become due, without notice, consent or consideration to any foregoing;


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          (c)  Expressly agree to any substitution, exchange, addition or release of any party or person primarily or secondarily liable hereon;

          (d) Expressly agree that the Holder shall not be required first to institute any suit or to exhaust his, her or its remedies against the undersigned or any other person or party liable hereunder in order to enforce the payment of this Note; and

          (e) Expressly agree that, notwithstanding the occurrence of any of the foregoing, the Company shall be and remain directly and primarily liable for all sums due under this Note.

4.3  LITIGATION:

(a) The state courts of the State of Florida in Dade County and the federal courts located in Dade County, Florida shall have jurisdiction to hear and determine disputes arising under this Note, and the Company and the Holder hereby irrevocably submit to the jurisdiction of said courts, with venue in said courts, and agree that service of process and any other papers (in addition to any method permitted by law) by first class mail to the address set forth at the head of this Note shall be deemed good and sufficient service of process. The Company or the Holder, if named as a defendant in any action brought in connection with this Note in any court outside of Dade County, Florida, shall have the right to have the venue of said action changed to Dade County, Florida, or, if necessary, have the case dismissed, requiring the other of them to refile each action in an appropriate court in Dade County, Florida.

(b) Each of the Company and the Holder hereby waives all right to trial by jury in any action, proceeding or counterclaim relating to or arising out of this Note.

4.4  ASSUMPTION, ASSIGNMENT AND TRANSFER:

     This Note shall be assumable only with the express, prior written consent of the Holder. This Note shall not be assignable or transferable and any assignment shall be void and ineffective.




4.5  EXPENSES:

     In the event of any dispute arising under this Note, all costs and expenses (including without limitation reasonable attorneys' fees and expenses of attorneys, in negotiations and trial and appellate litigation) of the prevailing party in any legal proceeding arising out of that dispute shall be reimbursed to it by the other party to that dispute.

4.6  ENFORCEMENT:


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     No delay by the Holder in enforcing any covenant or right hereunder shall be deemed a waiver of such covenant or right and no waiver by the Holder of any particular provision hereof shall be deemed a waiver of any other provision or a continuing waiver of such particular provision, and, except as so expressly waived, all provisions hereof shall continue in full force and effect.

4.7  TIMELINESS:

     Time shall be of the essence of this Note.

4.8  GOVERNING LAW:

     This Note shall be governed by and construed in accordance with the laws of the State of Florida, both substantive, procedural and remedial, determined without regard to principles of conflicts of law. No payment of interest or other sum construed to be interest or charges in the nature of interest shall exceed the highest lawful contract rate permissible under the laws of the State of Florida. Therefore, this Note and all agreements between the Holder and the Company are limited so that in no contingency or event whatsoever, whether acceleration of maturity of the indebted ness or otherwise, shall the amount paid or agree to be paid to the Holder for the use, forbearance, or detention of the money advanced hereunder exceed the highest lawful rate permissible under the laws of the State of Florida. If, under any circumstances whatsoever, fulfillment of any provision hereof, at the time of performance of such provision shall be due, shall involve the payment of interest in excess of that authorized by Florida law, the obligation to be fulfilled shall be reduced to the limit so authorized by law, and if under any circumstances the Holder shall ever receive as interest an amount that would exceed the highest lawful rate, the amount that would be excessive shall be either applied to the reduction of the unpaid principal balance of the indebtedness, without payment of the Amount or refunded to the Company, and the Holder shall not be subject to any penalty provided for the contracting for, charging, or receiving interest in excess of the maximum lawful rate regardless of when or the circumstances under which said refund or application was made.

5.   ACCELERATION:

     This Note will be immediately due and payable upon the happening of any of the following events with respect to the Company:

     The filing of a petition in bankruptcy or a petition to take advantage of any insolvency act; making an assignment for the benefit of its creditors; commencement of a proceeding for the appointment of a receiver, trustee, liquidator or conservator for either itself or for any substantial part of its property; filing of a petition or action seeking reorganization, arrangement or similar relief under federal bankruptcy laws or any other applicable laws or statutes of the United States or any state; or the commencement of proceedings similar to the foregoing by third or other parties against the Company, which proceedings are not dismissed within thirty (30) days after commencement thereof.


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     IN WITNESS WHEREOF, the Company has executed this instrument effective as of February 28, 1997.

                                            GENERAL CREDIT CORPORATION



[CORPORATE SEAL]                            By: /s/ Irwin Zellermaier
                                                --------------------------------
ATTEST:                                         Irwin Zellermaier, President and
                                                Chief Executive Officer


By: /s/ David Bader
    ----------------------
    David Bader, Secretary




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